Exhibit 17(aa)

PROSPECTUS

INSTITUTIONAL SHARES
AND CLASS A SHARES

MARCH 31, 2004

ABOUT THIS PROSPECTUS

The Golden Oak® Family of Funds (the “Trust”) is a mutual fund family that offers different classes of shares in separate investment portfolios (Portfolios). The Portfolios have individual investment goals and strategies. This prospectus gives you important information about the Institutional Shares and Class A Shares of the Portfolios that you should know before investing. Please read this prospectus and keep it for future reference.

Institutional and Class A Shares have different expenses and other characteristics, allowing you to choose the class that best suits your needs. You should consider the amount you want to invest, how long you plan to have it invested, and whether you plan to make additional investments.

Institutional Shares

•	No sales charge

•	No 12b-1 fees

•	$1,000,000 minimum initial investment

Class A Shares

•	Front-end sales charge

•	12b-1 fees

•	$1,000 minimum initial investment

This prospectus has been arranged into different sections so that you can easily review this important information. On the next page, there is some general information you should know about risk and return that is common to each of the Portfolios. For more detailed information about each Portfolio, please see:

PAGE
Golden Oak® Growth Portfolio
Golden Oak® Value Portfolio
Golden Oak® Small Cap Value Portfolio
Golden Oak® International Equity Portfolio
Golden Oak® Intermediate-Term Income Portfolio
Golden Oak® Michigan Tax Free Bond Portfolio
Golden Oak® Prime Obligation Money Market Portfolio
More Information About Risk
More Information About Portfolio Investments
Adviser and Sub-Advisers
Portfolio Managers
Purchasing, Selling and Exchanging Portfolio Shares
How to Purchase Portfolio Shares
How to Sell Your Portfolio Shares
How to Exchange Your Portfolio Shares
Distribution of Portfolio Shares
Dividends and Distributions
Taxes
Financial Highlights
How to Obtain More Information About the Golden Oak® Family of Funds

RISK/RETURN INFORMATION COMMON TO THE PORTFOLIOS

Each Portfolio is a mutual fund. A mutual fund pools shareholders’ money and, using professional investment managers, invests it in securities.

     Each Portfolio has its own investment goal and strategies for reaching that goal. The investment managers invest Portfolio assets in a way that they believe will help each Portfolio achieve its goal. Still, investing in each Portfolio involves risk and there is no guarantee that a Portfolio will achieve its goal. An investment manager’s judgments about the markets, the economy, or companies may not anticipate actual market movements, economic conditions or company performance, and these judgments may affect the return on your investment. In fact, no matter how good a job an investment manager does, you could lose money on your investment in the Portfolio, just as you could with other investments. The Shares offered by this prospectus are not deposits or obligations of any bank, are not endorsed or guaranteed by any bank and are not insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency.

     The value of your investment in a Portfolio (other than the Golden Oak® Prime Obligation Money Market Portfolio) is based on the market prices of the securities the Portfolio holds. These prices change daily due to economic and other events that affect particular companies and other issuers. These price movements, sometimes called volatility, may be greater or lesser depending on the types of securities a Portfolio owns and the markets in which they trade. The effect on a Portfolio of a change in the value of a single security will depend on how widely the Portfolio diversifies its holdings.

     The Golden Oak® Prime Obligation Money Market Portfolio tries to maintain a constant price per share of $1.00, but there is no guarantee that the Portfolio will achieve this goal.

Portfolio History

This prospectus of the Golden Oak® Family of Funds offers Institutional Shares and Class A Shares of seven portfolios, including four equity portfolios, two bond portfolios and one money market portfolio. The following describes the investment goals (objectives), strategies and principal risks of each Portfolio. There can be no assurance that a Portfolio will achieve its goal. However, each Portfolio endeavors to do so by following the strategies and policies described in this prospectus.

     Each of the Golden Oak® Portfolios is the successor to a correspondingly named portfolio of the Arbor Funds pursuant to a reorganization that took place on August 26, 2002. The shareholders of each Arbor Fund portfolio approved the reorganization and received Institutional or Class A Shares of the corresponding successor Golden Oak® portfolio on the date of the reorganization.

     Prior to August 26, 2002, each successor Golden Oak® Portfolio had no investment operations. Accordingly, the performance information and financial information provided in this Prospectus for periods prior to August 26, 2002 is historical information for the corresponding Arbor Fund. Each successor Golden Oak® portfolio is managed by the investment adviser (and sub-adviser, if applicable) which formerly managed the corresponding Arbor Fund portfolio. In addition, each successor Golden Oak® portfolio has investment objectives and policies that are identical or substantially similar to those of the corresponding Arbor Fund portfolio, although The Arbor Funds Portfolios had different fee and expense arrangements.

GOLDEN OAK® GROWTH PORTFOLIO

PORTFOLIO SUMMARY

Investment Goal	Total return
Investment Focus	Large capitalization U.S. common stocks
Share Price Volatility	Medium
Principal Investment Strategy	Investing in common stocks of established U.S. companies that demonstrate positive sustainable earnings growth
Investor Profile	Investors who seek total return and are willing to bear the risk of investing in equity securities

Investment Strategy

The Portfolio invests primarily in common stocks of established U.S. companies with large market capitalizations (in the upper 90% of the Russell 1000 Growth Index at time of purchase). The Portfolio’s adviser, CB Capital Management, Inc. (the “Adviser”), has engaged Nicholas-Applegate Capital Management (“Nicholas-Applegate”) as sub-adviser to manage the Portfolio on a day-to-day basis. In choosing investments for the Portfolio, Nicholas-Applegate focuses on a “bottom-up” analysis that evaluates the financial condition and competitiveness of individual companies. It uses a blend of computer-intensive systematic disciplines and traditional fundamental research to uncover signs of “change at the margin,” i.e., positive business developments which are not yet fully reflected in a company’s stock price. Nicholas-Applegate searches for successful, improving companies that are managing change advantageously and poised to exceed expectations.

     Nicholas-Applegate may sell a stock if the reason for its original purchase changes (e.g., earnings deceleration, negative changes in expectations, decline in fundamental quality) or a better stock is identified. Due to its investment strategy, the Portfolio may buy and sell securities frequently. This may result in higher transaction costs and additional capital gains tax liabilities.

     The Portfolio will notify shareholders in advance of any change in its investment policies that would enable the Portfolio to invest, under normal market conditions, less than 80% of the value of its net assets plus the amount of any borrowings for investment purposes in equity securities.

Principal Risks of Investing

Since it purchases equity securities, the Portfolio is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the Portfolio’s securities may fluctuate drastically from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may suffer a decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Portfolio.

     The Portfolio is also subject to the risk that large capitalization growth stocks may underperform other segments of the equity market or the equity market as a whole.

Risk/Return Bar Chart and Table

The performance information shown below will help you analyze the Portfolio’s investment risks in light of its historical returns. The bar chart shows the variability of the Portfolio’s Institutional Shares total returns on a calendar year-by-year basis. The Average Annual Total Return table shows returns averaged over the stated periods, and includes comparative performance information. The Portfolio’s performance will fluctuate, and past performance (before and after taxes) is no guarantee of future results.

The Portfolio’s Institutional Shares are sold without a sales charge (load). The total returns shown in the bar chart above are based upon net asset value. Within the periods shown in the bar chart, the Portfolio’s Institutional Shares highest quarterly return was 36.96% (quarter ended December 31, 1999). Its lowest quarterly return was (27.06)% (quarter ended March 31, 2001).

Average Annual Total Return Table

The Average Annual Total Returns for the Portfolio’s Class A Shares are reduced to reflect applicable sales charges. Return Before Taxes are shown for all classes. In addition, Returns After Taxes are shown for the Portfolio’s Institutional Shares to illustrate the effect of federal taxes on Portfolio returns. Actual after-tax returns depend on each investor’s personal tax situation, and are likely to differ from those shown. The table also shows returns for the Russell 1000 Growth Index (RUS1G). The RUS1G is a widely- recognized, capitalization-weighted (companies with larger market capitalizations have more influence than those with smaller market capitalization) index of the 1000 largest U.S. companies with higher growth rates and price-to-book ratios. Index returns do not reflect taxes, sales charges, expenses or other fees that the Securities and Exchange Commission (SEC) requires to be reflected in the Portfolio’s performance. Indexes are unmanaged, and it is not possible to invest directly in an index.

(For the periods ended December 31, 2003)

	1 Year	5 Years	10 Years
Institutional Shares:
Return Before Taxes	26.78%	(3.89)%	7.56%
Return After Taxes on Distributions[1]	26.78%	(5.79)%	4.75%
Return After Taxes on Distributions and Sale of Portfolio	17.41%	(3.59)%	5.46%
Shares[1]
Class A Shares:
Return Before Taxes	19.09%	(5.30)%	6.61%
RUS1G	29.75%	(5.11)%	9.21%

1	After-tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical federal income and capital gains tax rates. Return After Taxes on Distributions assumes a continued investment in the Portfolio and show the effect of taxes on Portfolio distributions. Return After Taxes on Distributions and Sales of Portfolio Shares assumes all shares were redeemed at the end of each measurement period, and shows the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Portfolio distributions. These after-tax returns do not reflect the effect of any applicable state and local taxes. After-tax returns for Class A Shares will differ from those shown above for the Institutional Shares. After-tax returns are not relevant to investors holding Shares through tax-deferred programs, such as IRA or 401(k) plans.

SIMPLY SPEAKING...

What is an Index?

An index measures the market prices of a specific group of securities in a particular market or securities in a market sector. You cannot invest directly in an index. Unlike a mutual fund, an index does not have an investment adviser and does not pay any commissions or expenses. If an index had expenses, its performance would be lower. The RUS1G is a widely-recognized, capitalization-weighted (companies with larger market capitalizations have more influence than those with smaller market capitalization) index of the 1000 largest U.S. companies with higher growth rates and price-to-book ratios.

WHAT ARE THE FUND’S FEES AND EXPENSES?

GOLDEN OAK GROWTH PORTFOLIO

FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold the Portfolio’s Institutional Shares or Class A Shares.

Shareholder Fees Fees Paid Directly From Your Investment

	Institutional Shares	Class A Shares
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)	None	5.75%
Maximum Deferred Sales Charge (Load) (as a percentage of original purchase price or redemption proceeds, as applicable)	None	None
Maximum Sales Charge (Load) Imposed on Reinvested Dividends (and other Distributions) (as a percentage of offering price)	None	None
Redemption Fee (as a percentage of amount redeemed, if applicable)	None	None
Exchange Fee	None	None
Annual Fund Operating Expenses (Before Waiver)1 Expenses That are Deducted From Portfolio Assets (as a percentage of average net assets)
Management Fee 2	0.74%	0.74%
Distribution (12b-1) Fee	None	0.25%
Shareholder Services Fee	None	None
Other Expenses	0.43%	0.43%
Total Annual Portfolio Operating Expenses	1.17%	1.42%
1 Although not contractually obligated to do so, the adviser waived certain amounts. These are shown below along with the net expenses the Portfolio actually paid for the fiscal year ended January 31, 2004.

Total Waiver of Portfolio Expenses	0.07%	0.07%
Total Actual Annual Portfolio Operating Expenses (after waiver)	1.10%	1.35%
2 The adviser voluntarily waived a portion of the management fee. The adviser can terminate this voluntary waiver at any time. The management fee the Portfolio paid (after the voluntary waiver) was 0.67% for the fiscal year ended January 31, 2004.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Portfolio’s Institutional Shares and Class A Shares with the cost of investing in other mutual funds.

     The Example assumes that you invest $10,000 in the Portfolio’s Institutional Shares and Class A Shares for the time periods indicated and then redeem all of your Shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio’s Institutional Shares and Class A Shares operating expenses are before waiver as shown in the table and remain the same. Although your actual costs and returns may be higher or lower, based on these assumptions your costs would be:

Share Class Name	1 Year	3 Years	5 Years	10 Years
Institutional Shares:	$119	$372	$644	$1,420
Class A Shares:	$711	$999	$1,307	$2,179

GOLDEN OAK® VALUE PORTFOLIO

PORTFOLIO SUMMARY
INVESTMENT GOAL	LONG-TERM CAPITAL APPRECIATION
INVESTMENT FOCUS	MEDIUM TO LARGE CAPITALIZATION U.S. COMMON STOCKS
SHARE PRICE VOLATILITY	MEDIUM
PRINCIPAL INVESTMENT STRATEGY	INVESTING IN COMMON STOCKS WHICH ARE UNDERVALUED RELATIVE TO A COMPANY'S EARNINGS
INVESTOR PROFILE	INVESTORS WHO SEEK LONG TERM CAPITAL APPRECIATION AND WHO ARE WILLING TO BEAR THE RISKS OF INVESTING IN EQUITY SECURITIES

Investment Strategy

The Portfolio invests primarily in common stocks of established U.S. companies with medium to large market capitalizations (in excess of $3 billion at time of purchase). The Adviser has engaged Systematic Financial Management, L.P. (“Systematic”) as sub- adviser to manage the Portfolio on a day-to-day basis. In choosing investments for the Portfolio, Systematic invests in companies which it believes are undervalued relative to a company’s historic and expected earnings. Systematic makes investments in these companies based on its fundamental research and analysis of various characteristics, including financial statements, sales and expense trends, earnings estimates, market position of the company and industry outlook. Systematic also looks for “catalysts” which could positively or negatively affect prices of current and potential Portfolio companies.

     The Portfolio will notify shareholders in advance of any change in its investment policies that would enable the Portfolio to invest, under normal market conditions, less than 80% of the value of its net assets plus the amount of any borrowing for investment purposes in equity securities.

Principal Risks of Investing

Since it purchases equity securities, the Portfolio is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the Portfolio’s securities may fluctuate drastically from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may suffer a decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Portfolio.

     The medium capitalization companies the Portfolio invests in may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these medium sized companies may have limited product lines, markets and financial resources, and may depend on a relatively small management group. Therefore, medium capitalization stocks may be more volatile than those of larger companies.

     The Portfolio is also subject to the risk that medium to large capitalization value stocks may underperform other segments of the equity market or the equity market as a whole.

Risk/Return Bar Chart and Table

The performance information shown below will help you analyze the Portfolio’s investment risks in light of its historical returns. The Average Annual Total Return table shows returns averaged over the stated periods, and includes comparative performance information. The Portfolio’s performance will fluctuate, and past performance (before and after taxes) is no guarantee of future results. The periods prior to June 23, 1997, when the Portfolio began operating as a registered mutual fund, represents the performance of the Adviser’s similarly managed predecessor common trust fund. The Sub-Adviser used substantially the same management strategies to manage the portfolios as the Adviser used to manage the common trust fund. This past performance has been adjusted to reflect current expenses for the Institutional Shares of the Portfolio. The Adviser’s common trust fund was not a registered mutual fund so it was not subject to the same investment and tax restrictions as the Portfolio. If it had been, the common trust fund’s performance might have been lower.

The Portfolio’s Institutional Shares are not sold subject to a sales charge (load). The total returns displayed above are based upon net asset value. Within the periods shown in the bar chart, the Portfolio’s Institutional Shares highest quarterly return was 17.79% (quarter ended June 30, 2003). Its lowest quarterly return was (18.19)% (quarter ended September 30, 2002).

Average Annual Total Return Table

The Average Annual Total Returns for the Portfolio’s Class A Shares are reduced to reflect applicable sales charges. Return Before Taxes are shown for all classes. In addition, Return After Taxes is shown for the Portfolio’s Institutional Shares to illustrate the effect of federal taxes on Portfolio returns. Actual after-tax returns depend on each investor’s personal tax situation, and are likely to differ from those shown. The table also shows returns for the Russell 1000 Value Index (RUS1V). The RUS1V is a widely-recognized, capitalization-weighted (companies with larger market capitalizations have more influence than those with smaller market capitalization) index of the 1000 largest U.S. companies with lower growth rates and price-to-book ratios. Index returns do not reflect sales charges, expenses or other fees that the SEC requires to be reflected in the Portfolio’s performance. Indexes are unmanaged, and it is not possible to invest directly in an index.

(For the periods ended December 31, 2003)

	1 Year	5 Years	10 Years
Institutional Shares: 1
Return Before Taxes	33.02%	3.58%	10.02%
Return After Taxes on Distributions 2	32.61%	2.42%	8.19%
Return After Taxes on Distributions and Sale of Portfolio Shares 2	21.43%	2.49%	7.86%
Class A Shares:
Return Before Taxes	25.12%	2.11%	9.04%
RUS1V	30.03%	3.56%	11.88%

1	The former Portfolio’s returns in this table only reflect the periods after the Portfolio began operating as a registered mutual fund. The returns shown do not reflect the performance of the predecessor common trust fund. It is not possible to reflect the tax impact on the common trust fund’s performance.

2	After-tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical federal income and capital gains tax rates. Return After Taxes on Distributions assumes a continued investment in the Portfolio and show the effect of taxes on Portfolio distributions. Return After Taxes on Distributions and Sale of Portfolio Shares assumes all shares were redeemed at the end of each measurement period, and shows the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Portfolio distributions. These after tax returns do not reflect the effect of any applicable state and local taxes. After-tax returns for Class A Shares will differ from those shown above for Institutional Shares. After-tax returns are not relevant to investors holding Shares through tax-deferred programs, such as IRA or 401(k) plans.

SIMPLY SPEAKING...

What is an Index?

An index measures the market prices of a specific group of securities in a particular market or securities in a market sector. You cannot invest directly in an index. Unlike a mutual fund, an index does not have an investment adviser and does not pay any commissions or expenses. If an index had expenses, its performance would be lower. The RUS1V is a widely-recognized, capitalization-weighted (companies with larger market capitalizations have more influence than those with smaller market capitalization) index of the 1000 largest U.S. companies with lower growth rates and price-to-book ratios.

WHAT ARE THE FUND’S FEES AND EXPENSES?

GOLDEN OAK VALUE PORTFOLIO

FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold Shares of the Portfolio’s Institutional Shares or Class A Shares.

	Institutional	Class A
	Shares	Shares
Shareholder Fees Fees Paid Directly From Your Investment
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)	None	5.75%
Maximum Deferred Sales Charge (Load) (as a percentage of original purchase price or redemption proceeds, as applicable)	None	None
Maximum Sales Charge (Load) Imposed on Reinvested Dividends (and other Distributions) (as a percentage of offering price)	None	None
Redemption Fee (as a percentage of amount redeemed, if applicable)	None	None
Exchange Fee	None	None
Annual Fund Operating Expenses (Before Waiver)1 Expenses That are Deducted From Portfolio Assets (as a percentage of average net assets)
Management Fee 2	0.74%	0.74%
Distribution (12b-1) Fee	None	0.25%
Shareholder Services Fee	None	None
Other Expenses	0.35%	0.35%
Total Annual Portfolio Operating Expenses	1.09%	1.34%
1 Although not contractually obligated to do so, the adviser waived certain amounts. These are shown below along with the net expenses the Portfolio actually paid for the fiscal year ended January 31, 2004.

Total Waiver of Portfolio Expenses	0.00%	0.00%
Total Actual Annual Portfolio Operating Expenses (after waiver)	1.09%	1.34%
2 The adviser voluntarily waived a portion of the management fee. The adviser can terminate this voluntary waiver at any time. The waiver represents less than 0.01% for the fiscal year ended January 31, 2004.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Portfolio’s Institutional Shares and Class A Shares with the cost of investing in other mutual funds.

     The Example assumes that you invest $10,000 in the Portfolio’s Institutional Shares and Class A Shares for the time periods indicated and then redeem all of your Shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio’s Institutional Shares and Class A Shares operating expenses are before waiver as shown in the table and remain the same. Although your actual costs and returns may be higher or lower, based on these assumptions your costs would be:

Share Class Name	1 Years	3 Years	5 Years	10 Years
Institutional Shares:	$112	$350	$606	$1,340
Class A Shares:	$705	$978	$1,272	$2,105

GOLDEN OAK® SMALL CAP VALUE PORTFOLIO

PORTFOLIO SUMMARY
Investment Goal	Long-term capital appreciation
Investment Focus	Small capitalization U.S. common stocks
Share Price Volatility	High
Principal Investment Strategy	Investing in common stocks of small companies which are undervalued relative to a company’s cash flow
Investor Profile	Investors who seek long term capital appreciation and who are willing to bear the risks of investing in small cap stocks

Investment Strategy

The Portfolio invests primarily in common stocks of U.S. companies with small capitalizations (less than $2 billion at time of purchase). The Adviser has engaged Systematic Financial Management, L.P. (“Systematic”) as sub-adviser to manage the Portfolio on a day-to-day basis. In choosing investments for the Portfolio, Systematic invests in companies that are generating cash flows, have low levels of debt and which it believes are undervalued relative to a company’s ability to generate cash flows.

     Systematic makes investments in these companies based on its fundamental research and analysis of various characteristics, including financial statements, sales and expense trends, earnings estimates, market position of the company and industry outlook.

     Systematic also looks for “catalysts” which could positively or negatively affect prices of current and potential Portfolio companies.

     The Portfolio will notify shareholders in advance of any change in its investment policies that would enable the Portfolio to invest, under normal market conditions, less than 80% of the value of its net assets plus the amount of borrowings for investment purposes in small cap equity securities.

Principal Risks of Investing

Since it purchases common stocks, the Portfolio is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the Portfolio’s securities may fluctuate drastically from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may suffer a decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Portfolio.

     The smaller capitalization companies the Portfolio invests in may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these small companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, small cap stocks may be more volatile than those of larger companies. These securities may be traded over- the-counter or listed on an exchange.

     The Portfolio is also subject to the risk that small capitalization value stocks may underperform other segments of the equity market or the equity market as a whole.

Risk/Return Bar Chart and Table

The performance information shown below will help you analyze the Portfolio’s investment risks in light of its historical returns. The bar chart shows the variability of the Portfolio’s Institutional Shares total returns on a calendar year-by-year basis. The Average Annual Total Return table shows returns averaged over the stated periods, and includes comparative performance information. The Portfolio’s performance will fluctuate, and past performance (before and after taxes) is no guarantee of future results.

The Portfolio’s Institutional Shares are sold without a sales charge (load). The total returns shown in the bar chart above are based upon net asset value.

Within the periods shown in the bar chart, the Portfolio’s Institutional Shares highest quarterly return was 18.15% (quarter ended December 31, 2001). Its lowest quarterly return was (14.27)% (quarter ended September 30, 2002).

Average Annual Total Return Table

The Average Annual Total Returns for the Portfolio’s Class A Shares are reduced to reflect applicable sales charges. Return Before Taxes is shown for all classes. In addition, Return After Taxes is shown for the Portfolio’s Institutional Shares to illustrate the effect of federal taxes on Portfolio returns. Actual after-tax returns depend on each investor’s personal tax situation, and are likely to differ from those shown. The table also shows returns for the Russell 2000 Value Index (RUS2V), a broad-based market index. The RUS2V measures the performance of companies with lower price-to-book ratios and lower forecasted growth values comprising the Russell 2000 Index. Index returns do not reflect taxes, sales charges, expenses or other fees that the SEC requires to be reflected in the Portfolio’s performance. Indexes are unmanaged, and it is not possible to invest directly in an index.

(For the periods ended December 31, 2003)

	1 Year	Start of Performance1
Institutional Shares:
Return Before Taxes	38.72%	15.93%
Return After Taxes on Distributions 2	38.23%	12.97%
Return After Taxes on Distributions
and Sale of Portfolio Shares 2	25.74%	12.40%
Class A Shares:
Return Before Taxes	30.51%	14.08%
RUS2V	46.03%	14.43%

1	The Portfolio’s Institutional and Class A Shares start of performance dates were September 1, 1999.

2	After-tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical federal income and capital gains tax rates. Return After Taxes on Distributions assumes a continued investment in the Portfolio and show the effect of taxes on Portfolio distributions. Return After Taxes on Distributions and Sales of Portfolio Shares assumes all shares were redeemed at the end of each measurement period, and shows the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Portfolio distributions. These after tax returns do not reflect the effect of any applicable state and local taxes. After-tax returns for Class A Shares will differ from those shown above for Institutional Shares. After-tax returns are not relevant to investors holding Shares through tax-deferred programs, such as IRA or 401(k) plans.

SIMPLY SPEAKING...

What is an Index?

An index measures the market prices of a specific group of securities in a particular market or securities in a market sector. You cannot invest directly in an index. Unlike a mutual fund, an index does not have an investment advisor and does not pay any commissions or expenses. If an index had expenses, its performance would be lower. The RUS2V measures the performance of the companies with lower price-to-book ratios and lower forecasted growth values comprising the Russell 2000 Index. The Russell 2000 Index is a widely used benchmark for small cap stock performance and measures the performance of the 2,000 smallest companies in the Russell 3000 Index, which is composed of the 3,000 largest U.S. companies based on total market capitalization.

WHAT ARE THE FUND’S FEES AND EXPENSES?

GOLDEN OAK SMALL CAP VALUE FUND

FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold Shares of the Portfolio’s Institutional Shares or Class A Shares.

	Institutional	Class A
	Shares	Shares
Shareholder Fees Fees Paid Directly From Your Investment
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)	None	5.75%
Maximum Deferred Sales Charge (Load) (as a percentage of original purchase price or redemption proceeds, as applicable)	None	None
Maximum Sales Charge (Load) Imposed on Reinvested Dividends (and other Distributions) (as a percentage of offering price)	None	None
Redemption Fee (as a percentage of amount redeemed, if applicable)	None	None
Exchange Fee	None	None
Annual Fund Operating Expenses (Before Waiver)1 Expenses That are Deducted From Portfolio Assets (as a percentage of average net assets)
Management Fee 2	0.99%	0.99%
Distribution (12b-1) Fee	None	0.25%
Shareholder Services Fee	None	None
Other Expenses	0.44%	0.44%
Total Annual Portfolio Operating Expenses	1.43%	1.68%
1 Although not contractually obligated to do so, the adviser waived certain amounts. These are shown below along with the net expenses the Portfolio actually paid for the fiscal year ended January 31, 2004.

Total Waiver of Portfolio Expenses	0.08%	0.08%
Total Actual Annual Portfolio Operating Expenses (after waiver)	1.35%	1.60%
2 The adviser voluntarily waived a portion of the management fee. The adviser can terminate this voluntary waiver at any time. The management fee the portfolio paid (after the voluntary waiver) was 0.91% for the fiscal year ended January 31, 2004.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Portfolio’s Institutional Shares and Class A Shares with the cost of investing in other mutual funds.

     The Example assumes that you invest $10,000 in the Portfolio’s Institutional Shares and Class A Shares for the time periods indicated and then redeem all of your Shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio’s Institutional Shares and Class A Shares operating expenses are before waiver as shown in the table and remain the same. Although your actual costs and returns may be higher or lower, based on these assumptions your costs would be:

Share Class Name	1 Year	3 Years	5 Years	10 Years
Institutional Shares:	$146	$452	$782	$1,713
Class A Shares:	$736	$1,074	$1,435	$2,448

GOLDEN OAK® INTERNATIONAL EQUITY PORTFOLIO

PORTFOLIO SUMMARY
Investment Goal	Long-term capital appreciation
Investment Focus	Common stocks of companies located in countries included in the Morgan Stanley Capital International
Europe, Australia and Far East Index (MSCI EAFE)
Share Price Volatility	High
Principal Investment	Investing in a broad selection of companies operating in diverse markets outside of the United States
Strategy
Investor Profile	Investors who seek long-term capital appreciation and want to diversify their investments by investing overseas, and who are willing to bear the risks of international investing

Investment Strategy

The Portfolio invests primarily in common stocks of foreign issuers located in countries included in the Morgan Stanley Capital International Europe, Australasia and Far East Index (“MSCI-EAFE”), and may invest the remainder of its assets in stocks of foreign issuers in other countries (including emerging market countries). The Adviser has engaged BlackRock International, Ltd. (“BIL”) as sub- adviser to manage the Portfolio on a day-to-day basis. BIL selects stocks based both upon their potential for growth and their relative value. In choosing investments for the Portfolio, BIL begins with a “top-down” analysis of general global economic conditions to determine how the Portfolio’s investments will be allocated among these foreign regions. It then conducts a “bottom-up” fundamental analysis that evaluates key performers operating in industry sectors that BIL believes have the best potential for long-term growth. BIL focuses its analysis on individual companies’ earnings growth potential and the quality of corporate management. BIL generally does not base stock selections on company size, but rather on a company’s fundamental prospects for growth and the current valuation of the security. As a result, the Portfolio may own stocks of smaller capitalization companies. BIL monitors the securities held by the Portfolio and may sell a security when it achieves a designated price target, there is a fundamental change in a company’s growth prospects or a region’s economic outlook, or better investment opportunities become available.

     The Portfolio will notify shareholders in advance of any change in investment policies that would enable the Portfolio to invest, under normal market, less than 80% of the value of its net assets plus the amount of borrowings for investment purposes in equity securities of foreign companies.

Principal Risks of Investing

Since it purchases common stocks, the Portfolio is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the Portfolio’s securities may fluctuate drastically from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may suffer a decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Portfolio.

     The foreign small to medium capitalization companies the Portfolio may invest in may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these small to medium sized companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, small to medium capitalization stocks may be more volatile than those of larger companies. These securities may be traded over the counter or listed on an exchange.

     Investing in foreign countries poses additional risks since political and economic events unique to a country or region will affect those markets and their issuers. These events will not necessarily affect the U.S. economy or similar issuers located in the United States. In addition, investments in foreign countries are generally denominated in a foreign currency. As a result, changes in the value of those currencies compared to the U.S. dollar may affect (positively or negatively) the value of a Portfolio’s investments. These currency movements may happen separately from and in response to events that do not otherwise affect the value of the security in the issuer’s home country.

     Emerging market countries are countries that the World Bank or the United Nations considers to be emerging or developing. Emerging markets may be more likely to experience political turmoil or rapid changes in market or economic conditions than more developed countries. In addition, the financial stability of issuers (including governments) in emerging market countries may be more precarious than in other countries. As a result, there will tend to be an increased risk of price volatility associated with the Portfolio’s investments in emerging market countries, which may be magnified by currency fluctuations relative to the U.S. dollar.

     The Portfolio is also subject to the risk that international stocks may underperform other segments of the equity market or the equity market as a whole.

Risk/Return Bar Chart and Table

The performance information shown below will help you analyze the Portfolio’s investment risks in light of its historical returns. The bar chart shows the variability of the Portfolio’s Institutional Shares total returns on a calendar year-by-year basis. The Average Annual Total Return table shows returns averaged over the stated periods, and includes comparative performance information. The Portfolio’s performance will fluctuate, and past performance (before and after taxes) is no guarantee of future results.

The Portfolio’s Institutional Shares are sold without a sales charge (load). The total returns shown in the bar chart above are based upon net asset value.

Within the periods shown in the bar chart, the Portfolio’s Institutional Shares highest quarterly return was 17.58% (quarter ended June 30, 2003). Its lowest quarterly return was (19.20)% (quarter ended September 30, 2002).

Average Annual Total Return Table

The Average Annual Total Returns for the Portfolio’s Class A Shares are reduced to reflect applicable sales charges. Return Before Taxes is shown for all classes. In addition, Return After Taxes is shown for the Portfolio’s Institutional Shares to illustrate the effect of federal taxes on Portfolio returns. Actual after-tax returns depend on each investor’s personal tax situation, and are likely to differ from those shown. The table also shows returns for the Morgan Stanley Capital International Europe, Australia, Far East Index (MSCI EAFE). The MSCI EAFE Index is an unmanaged index that contains over 1000 stocks from 20 different countries in Europe, Australia and the Far East. Index returns do not reflect taxes, sales charges, expenses or other fees that the SEC requires to be reflected in the Portfolio’s performance. Indexes are unmanaged, and it is not possible to invest directly in an index.

(For the periods ended December 31, 2003)

	1	Start of
	Year	Performance 1
Institutional Shares:
Return Before Taxes	32.21%	(6.91)%
Return After Taxes on Distributions 2	32.31%	(6.94)%
Return After Taxes on Distributions and Sale of Portfolio Shares 2	21.22%	(5.77)%
Class A Shares:
Return Before Taxes	24.19%	(8.71)%
MSCI EAFE	38.59%	(6.04)%

1	The Portfolio’s Institutional and Class A Shares start of performance date was July 10, 2000.

2	After-tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical federal income and capital gains tax rates Return After Taxes on Distributions assumes a continued investment in the Portfolio and show the effect of taxes on Portfolio distributions. Return After Taxes on Distributions and Sale of Portfolio Shares assumes all shares were redeemed at the end of each measurement period, and shows the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Portfolio distributions. These after-tax returns do not reflect the effect of any applicable state and local taxes. After-tax returns for Class A Shares will differ from those shown above for the Institutional Shares. After-tax returns are not relevant to investors holding Shares through tax-deferred programs, such as IRA or 401(k) plans.

SIMPLY SPEAKING...

What is an Index?

An index measures the market prices of a specific group of securities in a particular market or securities in a market sector. You cannot invest directly in an index. Unlike a mutual fund, an index does not have an investment adviser and does not pay any commissions or expenses. If an index had expenses, its performance would be lower. The MSCI EAFE Index is an unmanaged index that contains over 1000 stocks from 20 different countries in Europe, Australia and the Far East.

WHAT ARE THE FUND’S FEES AND EXPENSES?

GOLDEN OAK INTERNATIONAL EQUITY PORTFOLIO

FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold Shares of the Portfolio’s Institutional Shares or Class A Shares.

	Institutional	Class A
	Shares	Shares
Shareholder Fees Fees Paid Directly From Your Investment
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)	None	5.75%
Maximum Deferred Sales Charge (Load) (as a percentage of original purchase price or redemption proceeds, as applicable)	None	None
Maximum Sales Charge (Load) Imposed on Reinvested Dividends (and other Distributions) (as a percentage of offering price)	None	None
Redemption Fee (as a percentage of amount redeemed, if applicable)	None	None
Exchange Fee	None	None
Annual Fund Operating Expenses (Before Waiver)1 Expenses That are Deducted From Portfolio Assets (as a percentage of average net assets)
Management Fee 2	0.87%	0.87%
Distribution (12b-1) Fee	None	0.25%
Shareholder Services Fee	None	None
Other Expenses	0.58%	0.58%
Total Annual Portfolio Operating Expenses	1.45%	1.70%
1 Although not contractually obligated to do so, the adviser waived certain amounts. These are shown below along with the net expenses the Portfolio actually paid for the fiscal year ended January 31, 2004.

Total Waiver of Portfolio Expenses	0.01%	0.01%
Total Actual Annual Portfolio Operating Expenses (after waiver)	1.44%	1.69%
2 The adviser voluntarily waived a portion of the management fee. The adviser can terminate this voluntary waiver at any time. The management fee the Portfolio paid (after the voluntary waiver) was 0.86% for the fiscal year ended January 31, 2004.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Portfolio’s Institutional Shares and Class A Shares with the cost of investing in other mutual funds.

     The Example assumes that you invest $10,000 in the Portfolio’s Institutional Shares and Class A Shares for the time periods indicated and then redeem all of your Shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio’s Institutional Shares and Class A Shares operating expenses are before waiver as shown in the table and remain the same. Although your actual costs and returns may be higher or lower, based on these assumptions your costs would be:

Share Class Name	1 Year	3 Years	5 Years	10 Years
Institutional Shares:	$148	$459	$792	$1,735
Class A Shares:	$738	$1,080	$1,445	$2,468

GOLDEN OAK® INTERMEDIATE-TERM INCOME PORTFOLIO

PORTFOLIO SUMMARY
Investment Goal	Current income consistent with limited price volatility
Investment Focus	Fixed income obligations of the U.S. Treasury, U.S. government agencies and U.S. corporations
Share Price Volatility	Low
Principal Investment	Investing in a portfolio of U.S. government and corporate fixed income securities to attempt
Strategy	to maximize return while limiting risk
Investor Profile	Conservative investors who want to receive income with limited risk of share price volatility

Investment Strategy

The Portfolio primarily invests in fixed income obligations issued by the U.S. Treasury and U.S. government agencies, including mortgage backed securities rated in one of the top two ratings categories, and in U.S. corporate debt rated in one of the top three ratings categories. Fixed income securities pay interest, dividends or distributions at a specified rate, which rate may be a fixed percentage of principal or adjusted periodically. In selecting investments for the Portfolio, the Adviser analyzes current market conditions and anticipated changes in bond prices to attempt to provide the highest level of income and capital appreciation, consistent with keeping a low level of share price fluctuation. The Adviser actively manages the maturity of the Portfolio and purchases securities which will, on average, mature in three to ten years. Under normal circumstances, the Adviser anticipates that the Portfolio’s dollar-weighted average maturity will be approximately six years; however, the Adviser may vary this average maturity substantially (within the three-to-ten year range) in anticipation of a change in the interest rate environment. Securities will be considered for sale in the event of or in anticipation of a credit downgrade; in order to change the duration or sector weighting of the Portfolio; or, to realize an aberration in a security’s market valuation.

     The Portfolio will notify shareholders in advance of any change in investment policies that would enable the Portfolio to invest, under normal market condition, less than 80% of the value of its net assets plus the amount of borrowings for investment purposes in fixed income securities.

Principal Risks of Investing

     The prices of the Portfolio’s fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers. Generally, the Portfolio’s fixed income securities will decrease in value if interest rates rise and vice versa, and the volatility of lower-rated securities is even greater than that of higher-rated securities. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

     Although the Portfolio’s U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies are backed by the U.S. Treasury, while others are backed solely by the ability of the agency to borrow from the U.S. Treasury or by the agency’s own resources.

     The Portfolio intends to invest in the securities of U.S. government-sponsored entities (GSEs), including GSE securities that are not backed by the full faith and credit of the United States government, such as those issued by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, and the Federal Home Loan Bank System. These entities are, however, supported through federal subsidies, loans or other benefits. The Portfolio may also invest in GSE securities that are supported by the full faith and credit of the U.S. government, such as those issued by the Government National Mortgage Association. Finally, the

Portfolio may invest in a few GSE securities that have no explicit financial support, but which are regarded as having implied support because the federal government sponsors their activities. Such securities include those issued by the Farm Credit System and the Financing Corporation.

     In addition, because the Portfolio invests a portion of its assets in corporate fixed income securities, the Portfolio is subject to credit risk, namely the possibility that an issuer will be unable to make timely payments of either principal or interest.

     The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. The Portfolio may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities.

     The Portfolio is also subject to the risk that its investment strategy which focuses on U.S. government and U.S. corporate fixed income securities with intermediate maturities, may perform differently than other mutual funds which focus on fixed income securities with longer or shorter maturities or invest in other asset classes.

Risk/Return Bar Chart and Table

The performance information shown below will help you analyze the Portfolio’s investment risks in light of its historical returns. The bar chart shows the variability of the Portfolio’s Institutional Shares total returns on a calendar year-by-year basis. The Average Annual Total Return table shows returns averaged over the stated periods, and includes comparative performance information. The Portfolio’s performance will fluctuate, and past performance before and after taxes) is no guarantee of future results.

The Portfolio’s Institutional Shares are sold without a sales charge (load). The total returns shown in the bar chart above are based upon net asset value. Within the periods shown in the bar chart, the Portfolio’s Institutional Shares highest quarterly return was 5.60% (quarter ended September 30, 1998). Its lowest quarterly return was (1.92)% (quarter ended June 30, 1999).

Average Annual Total Return Table

The Average Annual Total Returns for the Portfolio’s Class A Shares are reduced to reflect applicable sales charges. Return Before Taxes is shown for all classes. In addition, Return After Taxes is shown for the Portfolio’s Institutional Shares to illustrate the effect of federal taxes on Portfolio returns. Actual after-tax returns depend on each investor’s personal tax situation, and are likely to differ from those shown. The table also shows returns for the Lehman Brothers Aggregate Bond Index (LBAB), a broad-based market index. The LBAB is an unmanaged index composed of securities from the Lehman Brothers Government/Credit Total Index, Mortgage Backed Securities Index and the Asset Backed Securities Index. Index returns do not reflect taxes, sales charges, expenses or other fees that the SEC requires to be reflected in the Portfolio’s performance. Indexes are unmanaged, and it is not possible to invest directly in an index.

(For the periods ended December 31, 2003)

	1 Year	5 Years	10 Years
Institutional Shares:
Return Before Taxes	5.09%	5.91%	5.96%
Return After Taxes on Distributions 1	3.32%	3.68%	3.71%
Return After Taxes on Distributions and Sale of Portfolio Shares 1	3.29%	3.63%	3.66%
Class A Shares:
Return Before Taxes	0.12%	4.67%	5.20%
LBAB	4.10%	6.62%	6.95%

1	After-tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical federal income and capital gains tax rates. Return After Taxes on Distributions assumes a continued investment in the Portfolio and show the effect of taxes on Portfolio distributions. Return After Taxes on Distributions and Sale of Portfolio Shares assumes all shares were redeemed at the end of each measurement period, and shows the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Portfolio distributions. These after tax returns do not reflect the effect of any applicable state and local taxes. After-tax returns for Class A Shares will differ from those shown above for Institutional Shares. After-tax returns are not relevant to investors holding Shares through tax-deferred programs, such as IRA or 401(k) plans.

SIMPLY SPEAKING...

What is an Index?

An index measures the market prices of a specific group of securities in a particular market or securities in a market sector. You cannot invest directly in an index. Unlike a mutual fund, an index does not have an investment adviser and does not pay any commissions or expenses. If an index had expenses, its performance would be lower. The Lehman Brothers Aggregate Bond Index is an unmanaged index composed of securities from the Lehman Brothers Government/Credit Total Index, Mortgage Backed Securities Index and the Asset Backed Securities Index.

WHAT ARE THE FUND’S FEES AND EXPENSES?

GOLDEN OAK INTERMEDIATE-TERM INCOME FUND

FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold Shares of the Portfolio’s Institutional Shares or Class A Shares.

	Institutional	Class A
	Shares	Shares
Shareholder Fees Fees Paid Directly From Your Investment
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)	None	4.50%
Maximum Deferred Sales Charge (Load) (as a percentage of original purchase price or redemption proceeds, as applicable)	None	None
Maximum Sales Charge (Load) Imposed on Reinvested Dividends (and other Distributions) (as a percentage of offering price)	None	None
Redemption Fee (as a percentage of amount redeemed, if applicable)	None	None
Exchange Fee	None	None
Annual Fund Operating Expenses (Before Waiver)1 Expenses That are Deducted From Portfolio Assets (as a percentage of average net assets)
Management Fee 2	0.50%	0.50%
Distribution (12b-1) Fee	None	0.25%
Shareholder Services Fee	None	None
Other Expenses	0.32%	0.32%
Total Annual Portfolio Operating Expenses	0.82%	1.07%
1 Although not contractually obligated to do so, the adviser waived certain amounts. These are shown below along with the net expenses the Portfolio actually paid for the fiscal year ended January 31, 2004.

Total Waiver of Portfolio Expenses	0.17%	0.17%
Total Actual Annual Portfolio Operating Expenses (after waiver)	0.65%	0.90%
2 The adviser voluntarily waived a portion of the management fee. The adviser can terminate this voluntary waiver at any time. The management fee the Portfolio paid (after the voluntary waiver) was 0.33% for the fiscal year ended January 31, 2004.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Portfolio’s Institutional Shares and Class A Shares with the cost of investing in other mutual funds.

     The Example assumes that you invest $10,000 in the Portfolio’s Institutional Shares and Class A Shares for the time periods indicated and then redeem all of your Shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio’s Institutional Shares and Class A Shares operating expenses are before waiver as shown in the table remain the same. Although your actual costs and returns may be higher or lower, based on these assumptions your costs would be:

Share Class Name	1 Year	3 Years	5 Years	10 Years
Institutional Shares:	$84	$262	$455	$1,014
Class A Shares:	$554	$775	$1,014	$1,697

GOLDEN OAK® MICHIGAN TAX FREE BOND PORTFOLIO

PORTFOLIO SUMMARY
Investment Goal	Current income exempt from both federal and Michigan state income taxes, consistent with preservation of capital
Investment Focus	Tax-free Michigan municipal securities
Share Price Volatility	Medium
Principal Investment Strategy	Invests in municipal obligations which pay interest that is exempt from both federal and Michigan state income tax
Investor Profile	Conservative taxable investors who want to receive current income exempt from federal and Michigan state income tax and are willing to bear the moderate risk of investing in a portfolio of intermediate-term securities affected by changes in economic conditions and governmental policies within Michigan

Investment Strategy

The Portfolio invests substantially all of its assets (at least 80%) in municipal securities that generate income exempt from federal and Michigan state income taxes. These securities include securities of municipal issuers located in Michigan, the District of Columbia, Puerto Rico and other U.S. territories and possessions. The Portfolio will invest at least 80% of its assets in securities that are not subject to federal taxes, including the alternative minimum tax, but it can purchase a limited amount of taxable securities. The Portfolio’s Adviser will purchase investment grade municipal securities and attempt to maintain an average weighted portfolio maturity of three to ten years. The maximum maturity for any individual security is thirty years. In selecting the securities for the Portfolio, the Adviser will consider each security’s yield and total return potential relative to other available municipal securities. Securities will be considered for sale in the event of or in anticipation of a credit downgrade; in order to change the duration or sector weighting of the Portfolio; or, to realize an aberration in a security’s market valuation.

     As a fundamental investment policy, the Fund will invest its assets so that at least 80% of the income it distributes will be exempt from federal and Michigan state income taxes.

Principal Risks of Investing

The prices of the Portfolio’s fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, the Portfolio’s fixed income securities will decrease in value if interest rates rise and vice versa, and the volatility of lower-rated securities is even greater than that of higher-rated securities. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

     There may be economic or political changes that impact the ability of municipal issuers to repay principal and to make interest payments on municipal securities. Changes in the financial condition or credit rating of municipal issuers also may adversely affect the value of the Portfolio’s securities.

     The Portfolio is non-diversified, which means that it may invest in the securities of relatively few issuers. As a result, the Portfolio may be more susceptible to a single adverse economic or political occurrence affecting one or more of these issuers, and may experience increased volatility due to its investments in those securities.

     The Portfolio’s concentration of investments in securities of issuers located in Michigan subjects the Portfolio to economic conditions and government policies within that state. As a result, the Portfolio will be more susceptible to factors that adversely affect issuers of Michigan obligations than a mutual fund that does not have as great a concentration in Michigan municipal obligations. In this regard, investors should be aware that the economy of Michigan has, in the past, proven to be cyclical, due primarily to the fact that the leading sector of the State’s economy is the manufacturing of durable goods, and that the economy could especially be adversely affected by changes in the auto industry.

     The Portfolio is also subject to the risk that Michigan municipal debt securities may underperform other segments of the fixed income market or the fixed income market as a whole.

Risk/Return Bar Chart and Table

The performance information shown below will help you analyze the Portfolio’s investment risks in light of its historical returns. The bar chart shows the variability of the Portfolio’s Institutional Shares total returns on a calendar year-by-year basis. The Average Annual Total Return table shows returns averaged over the stated periods, and includes comparative performance information. The Portfolio’s performance will fluctuate, and past performance before and after taxes) is no guarantee of future results. The periods prior to June 23, 1997, when the Portfolio began operating as a registered mutual fund, represent the performance of the Adviser’s similarly managed predecessor common trust fund. The Adviser used substantially the same management strategies to manage the Portfolio’s as it used to manage the common trust fund. This past performance has been adjusted to reflect current expenses for the Institutional Shares of the Portfolio. The Adviser’s common trust fund was not a registered mutual fund so it was not subject to the same investment and tax restrictions as the Portfolio. If it has been, the common trust fund’s performance might have been lower.

The Portfolio’s Institutional Shares are sold without a sales charge (load). The total returns shown in the bar chart above are based upon net asset value. Within the periods shown in the bar chart, the Portfolio’s Institutional Shares highest quarterly return was 4.56% (quarter ended March 31, 1995). Its lowest quarterly return was (3.82)% (quarter ended March 31, 1994).

Average Annual Total Return Table

The Average Annual Total Returns for the Portfolio’s Class A Shares are reduced to reflect all applicable sales charges. Return Before Taxes is shown for all classes. In addition, Return After Taxes is shown for the Portfolio’s Institutional Shares to illustrate the effect of federal taxes on Portfolio returns. Actual after-tax returns depend on each investor’s personal tax situation, and are likely to differ from those shown. The table also shows returns for the Merrill Lynch 1-12 Year Municipal Bond Index (ML1-12MB), a broad- based market index. The ML1-12MB is a widely-recognized, broad-based measure of the performance of the U.S. tax exempt bond market for securities with maturities of one to twelve years. Index returns do not reflect taxes, sales charges, expenses or other fees that the SEC requires to be reflected in the Portfolio’s performance. Indexes are unmanaged, and it is not possible to invest directly in an index.

(For the periods ended December 31, 2003)

	1 Year	5 Years	10 Years
Institutional Shares:1
Return Before Taxes	3.38%	4.63%	4.62%
Return After Taxes on Distributions 2	3.37%	4.59%	4.59%
Return After Taxes on Distributions and Sale of Portfolio Shares 2	3.68%	4.58%	4.62%
Class A Shares:
Return Before Taxes	(1.53)%	3.43%	3.88%
ML1-12MB	4.81%	5.95%	5.85%

1	The former Portfolio’s returns in this table only reflect the periods after the former Portfolio began operating as a registered mutual fund. The returns shown do not reflect the performance of the predecessor common trust fund. It is not possible to reflect the tax impact on the common trust fund’s performance.

2	After-tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical federal income and capital gains tax rates. Return After Taxes on Distributions assumes a continued investment in the Portfolio and show the effect of taxes on Portfolio distributions. Return After Taxes on Distributions and Sales of Portfolio Shares assumes all shares were redeemed at the end of each measurement period, and shows the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Portfolio distributions. These after tax returns do not reflect the effect of any applicable state and local taxes. After-tax returns for Class A Shares will differ from those shown above for Institutional Shares. After-tax returns are not relevant to investors holding Shares through tax-deferred programs, such as IRA or 401(k) plans.

SIMPLY SPEAKING...

What is an Index?

An index measures the market prices of a specific group of securities in a particular market or securities in a market sector. You cannot invest directly in an index. Unlike a mutual fund, an index does not have an investment adviser and does not pay any commissions or expenses. If an index had expenses, its performance would be lower. The Merrill Lynch 1-12 Year Municipal Bond Index is a widely recognized broad-based measure of the performance of the U.S. tax exempt bond market for securities with maturities of one to twelve years.

WHAT ARE THE FUND’S FEES AND EXPENSES?

GOLDEN OAK MICHIGAN TAX FREE BOND FUND

FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold Shares of the Portfolio’s Institutional Shares or Class A Shares.

	Institutional	Class A
	Shares	Shares
Shareholder Fees Fees Paid Directly From Your Investment
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)	None	4.50%
Maximum Deferred Sales Charge (Load) (as a percentage of original purchase price or redemption proceeds, as applicable)	None	None
Maximum Sales Charge (Load) Imposed on Reinvested Dividends (and other Distributions) (as a percentage of offering price)	None	None
Redemption Fee (as a percentage of amount redeemed, if applicable)	None	None
Exchange Fee	None	None
Annual Fund Operating Expenses (Before Waiver)1 Expenses That are Deducted From Portfolio Assets (as a percentage of average net assets)
Management Fee 2	0.50%	0.50%
Distribution (12b-1) Fee	None	0.25%
Shareholder Services Fee	None	None
Other Expenses	0.39%	0.39%
Total Annual Portfolio Operating Expenses	0.89%	1.14%
1 Although not contractually obligated to do so, the adviser waived certain amounts. These are shown below along with the net expenses the Portfolio actually paid for the fiscal year ended January 31, 2004.

Total Waiver of Portfolio Expenses	0.24%	0.24%
Total Actual Annual Portfolio Operating Expenses (after waiver)	0.65%	0.90%
2 The adviser voluntarily waived a portion of the management fee. The adviser can terminate this voluntary waiver at any time. The management fee the Portfolio paid (after the voluntary waiver) was 0.26% for the fiscal year ended January 31, 2004.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Portfolio’s Institutional Shares and Class A Shares with the cost of investing in other mutual funds.

     The Example assumes that you invest $10,000 in the Portfolio’s Institutional Shares and Class A Shares for the time periods indicated and then redeem all of your Shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio’s Institutional Shares and Class A Shares operating expenses are before waiver as shown in the table remain the same. Although your actual costs and returns may be higher or lower, based on these assumptions your costs would be:

Share Class Name	1 Year	3 Years	5 Years	10 Years
Institutional Shares:	$91	$284	$493	$1,096
Class A Shares:	$561	$796	$1,049	$1,774

GOLDEN OAK® PRIME OBLIGATION MONEY MARKET PORTFOLIO

PORTFOLIO SUMMARY

Investment Goal	Preserve principal value and maintain a high degree of liquidity while providing current income
Investment Focus	Money market instruments
Share Price Volatility	Very low
Principal Investment	Investing in a broad range of short-term high quality U.S. dollar-denominated debt securities
Strategy
Investor Profile	Conservative investors who want to receive current income through a liquid investment

Investment Strategy

The Portfolio invests in a broad range of short-term U.S. dollar- denominated securities that are rated in one of the two highest rating categories by nationally recognized statistical rating organizations (NSROs), or unrated securities that Wellington Management Company, LLP (“Wellington”) the Portfolio’s sub-adviser determines are of comparable quality. The Portfolio invests in short-term securities, including: (i) commercial paper and other short-term corporate obligations of U.S. and foreign issuers (including asset-backed securities); (ii) certificates of deposit, time deposits, bankers’ acceptances, bank notes and other obligations of U.S. foreign savings and loan institutions and commercial banks (including foreign branches of such banks) that meet certain asset requirements; (iii) short-term obligations issued by state and local governments; (iv) obligations of foreign governments (including Canadian and Provincial Government and Crown Agency obligations); and (v) U.S. Treasury obligations and obligations issued or guaranteed as to principal and interest by agencies or instrumentalities of the U.S. government. The Portfolio may also enter into fully-collateralized repurchase agreements.

     The Adviser has engaged Wellington to manage the Portfolio on a day-to-day basis. Using top-down strategy setting and bottom-up securities selection, Wellington seeks securities with an acceptable maturity that are marketable and liquid, that offer competitive yields, and that are issued by issuers that are on a sound financial footing.

     Wellington also considers factors such as the anticipated level of interest rates and the maturity of individual securities relative to the maturity of the Portfolio as a whole. The Portfolio follows strict SEC rules about credit quality, maturity and diversification of its investments.

Principal Risks of Investing

An investment in the Portfolio is subject to income risk, which is the possibility that the Portfolio’s yield will decline due to falling interest rates. A Portfolio share is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any government agency. In addition, although the Portfolio seeks to keep a constant price per share of $1.00, you may lose money by investing in the Portfolio.

     Although the Portfolio’s U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies are backed by the U.S. Treasury, while others are backed solely by the ability of the agency to borrow from the U.S. Treasury or by the agency’s own resources.

     The Portfolio intends to invest in the securities of U.S. government-sponsored entities (GSEs), including GSE securities that are not backed by the full faith and credit of the United States government, such as those issued by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, and the Federal Home Loan Bank System. These entities are, however, supported through federal subsidies, loans or other benefits. The Portfolio may also invest in GSE securities that are supported by the full faith and credit of the U.S. government, such as those issued by the Government National Mortgage Association. Finally, the Portfolio may invest in a few GSE securities that have no explicit financial support, but which are regarded as having implied support because the federal government sponsors their activities. Such securities include those issued by the Farm Credit System and the Financing Corporation.

     In addition, because the Portfolio invests a portion of its assets in corporate fixed income securities, the Portfolio is subject to credit risk, namely the possibility that an issuer will be unable to make timely payments of either principal or interest.

Risk/Return Bar Chart and Table

Historically the Portfolio has maintained a constant $1.00 net asset value per share. The bar chart shows the variability of the Portfolio’s Institutional Shares total returns on a calender year-end basis.

Within the periods shown in the bar chart, the Portfolio’s Institutional Shares highest quarterly return was 1.59% (quarter ended September 30, 2000). Its lowest quarterly return was 0.19% (quarter ended December 31, 2003).

Average Annual Total Return Table

(For the periods ended December 31, 2003)

			Start of
	1 Year	5 Years	Performance 1
Institutional Shares:	0.87%	3.45%	4.17%
Class A Shares:	0.62%	3.19%	4.04%

1	The Portfolio’s Institutional Shares and Class A Shares start of performance dates were February 1, 1993 and January 20, 1994, respectively.

The Portfolio’s Institutional Shares and Class A Shares 7-Day Net Yield as of December 31, 2003 were 0.77% and 0.52%, respectively.

Past performance is no guarantee of future results. This information provides you with historical performance information so that you can analyze whether the Portfolio’s investment risks are balanced by its potential returns.

WHAT ARE THE FUND’S FEES AND EXPENSES?

GOLDEN OAK PRIME OBLIGATIONS MONEY MARKET PORTFOLIO

FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold Shares of the Portfolio’s Institutional Shares or Class A Shares.

	Institutional	Class A
	Shares	Shares
Shareholder Fees Fees Paid Directly From Your Investment
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)	None	None
Maximum Deferred Sales Charge (Load) (as a percentage of original purchase price or redemption proceeds, as applicable)	None	None
Maximum Sales Charge (Load) Imposed on Reinvested Dividends (and other Distributions) (as a percentage of offering price)	None	None
Redemption Fee (as a percentage of amount redeemed, if applicable)	None	None
Exchange Fee	None	None
Annual Fund Operating Expenses (Before Waiver)1 Expenses That are Deducted From Portfolio Assets (as a percentage of average net assets)
Management Fee 2	0.30%	0.30%
Distribution (12b-1) Fee	None	0.25%
Shareholder Services Fee	None	None
Other Expenses	0.32%	0.32%
Total Annual Portfolio Operating Expenses	0.62%	0.87%
1 Although not contractually obligated to do so, the adviser waived certain amounts. These are shown below along with the net expenses the Portfolio actually paid for the fiscal year ended January 31, 2004.

Total Waiver of Portfolio Expenses	0.22%	0.22%
Total Actual Annual Portfolio Operating Expenses (after waiver)	0.40%	0.65%
2 The adviser voluntarily waived a portion of the management fee. The adviser can terminate this voluntary waiver at any time. The management fee the Portfolio paid (after the voluntary waiver) was 0.08% for the fiscal year ended January 31, 2004.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Portfolio’s Institutional Shares and Class A Shares with the cost of investing in other mutual funds.

     The Example assumes that you invest $10,000 in the Portfolio’s Institutional Shares and Class A Shares for the time periods indicated and then redeem all of your Shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio’s Institutional Shares and Class A Shares operating expenses are before waiver as shown in the table and remain the same. Although your actual costs and returns may be higher or lower, based on these assumptions your costs would be:

Share Class Name	1 Year	3 Years	5 Years	10 Years
Institutional Shares:	$63	$199	$346	$774
Class A Shares:	$89	$278	$482	$1,073

MORE INFORMATION ABOUT RISK

Golden Oak® Growth Portfolio
Golden Oak® Value Portfolio
Golden Oak® Small Cap Value Portfolio
Golden Oak® International Equity Portfolio

Equity Risk—Equity securities include public and privately issued equity securities, common and preferred stocks, warrants, rights to subscribe to common stock and convertible securities, as well as instruments that attempt to track the price movement of equity indices. Investments in equity securities and equity derivatives in general are subject to market risks that may cause their prices to fluctuate over time. The value of securities convertible into equity securities, such as warrants or convertible debt, is also affected by prevailing interest rates, the credit quality of the issuer and any call provision. Fluctuations in the value of equity securities in which a mutual fund invests will cause a Portfolio’s net asset value to fluctuate. An investment in a portfolio of equity securities may be more suitable for long-term investors who can bear the risk of these share price fluctuations.

Golden Oak® Growth Portfolio

Risks Related to Investing for Growth—Due to their relatively high valuations, growth stocks are typically more volatile than value stocks. For instance, the price of a growth stock may experience a larger decline on a forecast of lower earnings, a negative fundamental development, or an adverse market development. Further, growth stocks may not pay dividends or may pay lower dividends than value stocks. This means they depend more on price changes for returns and may be more adversely affected in a down market compared to value stocks that pay higher dividends.

Golden Oak® Value Portfolio

Risks Related to Investing for Value—Due to their relatively low valuations, value stocks are typically less volatile than growth stocks. For instance, the price of a value stock may experience a smaller increase on a forecast of higher earnings, a positive fundamental development, or positive market development. Further, value stocks tend to have higher dividends than growth stocks. This means they depend less on price changes for returns and may lag behind growth stocks in an up market.

Golden Oak® Value Portfolio
Golden Oak® Small Cap Value Portfolio
Golden Oak® International Equity Portfolio

Risks Related to Company Size—Generally, the smaller the market capitalization of a company, the fewer the number of shares traded daily, the less liquid its stock and the more volatile its price. Market capitalization is determined by multiplying the number of its outstanding shares by the current market price per share.

     Companies with smaller market capitalizations also tend to have unproven track records, a limited product or service base and limited access to capital. These factors also increase risks and make these companies more likely to fail than companies with larger market capitalizations.

Golden Oak® Intermediate-Term Income Portfolio
Golden Oak® Michigan Tax Free Bond Portfolio
Golden Oak® Prime Obligation Money Market Portfolio

Fixed Income Risk—The market value of fixed income investments change in response to interest rate changes and other factors.

Interest Rate Risk—During periods of falling interest rates, the values of outstanding fixed income securities generally rise. Moreover, while securities with longer maturities tend to produce higher yields, the prices of longer maturity securities are also subject to greater market fluctuations as a result of changes in interest rates. In addition to these fundamental risks, different types of fixed income securities may be subject to the following additional risks:

Call Risk—During periods of falling interest rates, certain debt obligations with high interest rates may be prepaid (or “called”) by the issuer prior to maturity. This may cause a Portfolio’s average weighted maturity to fluctuate, and may require a Portfolio to invest the resulting proceeds at lower interest rates.

Credit Risk—The possibility that an issuer will be unable to make timely payments of either principal or interest.

Event Risk—Securities may suffer declines in credit quality and market value due to issuer restructurings or other factors. This risk should be reduced because of a Portfolio’s multiple holdings.

Golden Oak® Michigan Tax Free Bond Portfolio

Municipal Issuer Risk—There may be economic or political changes that impact the ability of municipal issuers to repay principal and to make interest payments on municipal securities. Changes to the financial condition or credit rating of municipal issuers may also adversely affect the value of the Portfolio’s municipal securities. Constitutional or legislative limits on borrowing by municipal issuers may result in reduced supplies of municipal securities. Moreover, certain municipal securities are backed only by a municipal issuer’s ability to levy and collect taxes. In addition, the Portfolio’s concentration of investments in issuers located in Michigan makes the Portfolio more susceptible to adverse political or economic developments affecting that state. In this regard, investors should be aware that the economy of Michigan has, in the past, proven to be cyclical, due primarily to the fact that the leading sector of the State’s economy is the manufacturing of durable goods, and that the economy could especially be adversely affected by changes in the auto industry. The Portfolio also may be riskier than mutual funds that buy securities of issuers in numerous states.

Golden Oak® International Equity Portfolio

Foreign Security Risks—Investments in securities of foreign companies or governments can be more volatile than investments in U.S. companies or governments. Diplomatic, political, or economic developments, including nationalization or appropriation, could affect investments in foreign countries. Foreign securities markets generally have less trading volume and less liquidity than U.S. markets. In addition, the value of securities denominated in foreign currencies, and of dividends from such securities, can change significantly when foreign currencies strengthen or weaken relative to the U.S. dollar. Foreign companies or governments generally are not subject to uniform accounting, auditing, and financial reporting standards comparable to those applicable to domestic U.S. companies or governments. Transaction costs are generally higher than those in the U.S. and expenses for custodial arrangements of foreign securities may be somewhat greater than typical expenses for custodial arrangements of similar U.S. securities. Some foreign governments levy withholding taxes against dividend and interest income. Although in some countries a portion of these taxes are recoverable, the non-recovered portion will reduce the income received from the securities comprising the portfolio.

     In addition to these risks, certain foreign securities may be subject to the following additional risks factors:

Golden Oak® International Equity Portfolio

Currency Risk—Investments in foreign securities denominated in foreign currencies involve additional risks, including:

•	The value of a Portfolio’s assets measured in U.S. dollars may be affected by changes in currency rates and in exchange control regulations.

•	A Portfolio may incur substantial costs in connection with conversions between various currencies.

•	A Portfolio may be unable to hedge against possible variations in foreign exchange rates or to hedge a specific security transaction or portfolio position.

•	Only a limited market currently exists for hedging transactions relating to currencies in certain emerging markets.

MORE INFORMATION ABOUT
PORTFOLIO INVESTMENTS

This prospectus describes the Portfolios’ primary strategies, and the Portfolios will normally invest in the types of securities described in this prospectus. However, in addition to the investments and strategies described in this prospectus, each Portfolio also may invest in other securities, use other strategies and engage in other investment practices. These investments and strategies, as well as those described in this prospectus, are described in detail in our Statement of Additional Information.

     The investments and strategies described in this prospectus are those that we use under normal conditions. During unusual economic or market conditions, or for temporary defensive or liquidity purposes, each Portfolio may invest up to 100% of its assets in cash or money market instruments that would not ordinarily be consistent with a Portfolio’s objectives (unless it is a money market fund). A Portfolio will do so only if the Adviser or Sub-Advisers believe that the risk of loss outweighs the opportunity for capital gains or higher income. Of course, we cannot guarantee that any Portfolio will achieve its investment goal.

ADVISER AND SUB-ADVISERS

The Adviser makes investment decisions for each of the Portfolios, other than the Portfolios which utilize a Sub-Adviser, and continuously reviews, supervises and administers the Portfolios’ respective investment programs. The Adviser oversees the Sub- Advisers to ensure compliance with the sub-advised Portfolios’ investment policies and guidelines, and monitors each Sub- Adviser’s adherence to its investment style. The Board of Trustees of the Trust supervises the Adviser and Sub-Advisers and establishes policies that the Adviser and Sub-Advisers must follow in their management activities.

     CB Capital Management, Inc. serves as the Adviser to the Portfolios. CB Capital Management, Inc. is a wholly owned subsidiary of Citizens Bank, and is an affiliate of Citizens Bank Wealth Management, N.A., which has managed bank common trust funds, retirement plan assets and personal trust assets since 1927. The principal business address of the Adviser is 328 S. Saginaw Street, Flint, MI 48502. As of January 31, 2004, Citizens Bank Wealth Management, N.A. had approximately $2.2 billion in assets under management. For its advisory services, the Adviser is entitled to receive the following fees from each Portfolio as a percentage of its average daily net assets:

Golden Oak® Growth Portfolio	0.34%
Golden Oak® Value Portfolio	0.29% on first $50 million;
0.39% on next $50 million; and
0.34% on assets over $100 million.
Golden Oak® Small Cap Value Portfolio	0.34%
Golden Oak® International Equity Portfolio	0.30%
Golden Oak® Intermediate-Term Income Portfolio	0.50%
Golden Oak® Michigan Tax Free Bond Portfolio	0.50%
Golden Oak® Prime Obligation Money	0.225% on first $500 million; and
Market Portfolio	0.28% on assets over $500 million.

Nicholas-Applegate Capital Management (Nicholas-Applegate), a wholly-owned subsidiary of Allianz of America, manages the Golden Oak® Growth Portfolio on a day-to-day basis. Nicholas- Applegate selects, buys and sells securities for the Portfolios under the supervision of the Adviser and the Trust’s Board of Trustees. The principal business address of Nicholas-Applegate is 600 West Broadway, San Diego, CA 92101. For its sub-advisory services, Nicholas-Applegate is entitled to receive a fee from Golden Oak® Growth Portfolio at the annual rate of 0.40% of its average daily net assets. As of January 31, 2004, Nicholas-Applegate had approximately $18.3 billion in assets under management.

     Systematic Financial Management, L.P. (Systematic) manages the Golden Oak® Value Portfolio and Golden Oak® Small Cap Value Portfolio on a day-to-day basis. Systematic selects, buys and sells securities for the Portfolios under the supervision of the Adviser and the Trust’s Board of Trustees. The principal business address of Systematic is 300 Frank W. Burr Blvd., Glenpointe East, 7th Floor, Teaneck, NJ 07666. Systematic had $6.5 billion of assets under management as of January 31, 2004. For its sub-advisory services, Systematic is entitled to receive the following fees from each Portfolio as a percentage of its average daily net assets:

Golden Oak® Value Portfolio	0.45% on the first $50 million;
0.35% on the next $50 million; and
0.40% on assets over $100 million.
Golden Oak® Small Cap Value Portfolio	0.65%

BlackRock International, Ltd. (BIL), 40 Torphichen Street, Edinburgh, Scotland, manages the Golden Oak® International Equity Portfolio on a day-to-day basis. BIL selects, buys and sells securities for the Portfolio under the supervision of the Adviser and the Trust’s Board of Trustees. BIL is a wholly owned subsidiary of BlackRock Inc. (BlackRock), one of the largest publicly traded investment management firms in the United States with $309 billion of assets under management as of December 31, 2003. BlackRock is a majority owned subsidiary of The PNC Financial Services Group, Inc., one of the largest diversified financial services companies in the United States. For its sub-advisory services, BIL is entitled to receive the following fee from the Portfolio as a percentage of its average daily net assets:

Golden Oak® International	0.60% on the first $35 million;
Equity Portfolio	0.50% on assets from $35 million to
$100 million; and
0.40% on assets over $100 million.

Wellington Management Company, LLP (Wellington) manages the Golden Oak® Prime Obligation Money Market Portfolio on a day-to-day basis. Wellington selects, buys and sells securities for the Portfolio under the supervision of the Adviser and the Trust’s Board of Trustees. Wellington and its predecessor organizations have provided investment advisory services to investment companies since 1928. The principal business address for Wellington is 75 State Street, Boston, MA 02109. Wellington had as of January 31, 2004, $402.6 billion in assets under management. For its sub-advisory services, Wellington is entitled to receive the following fee from the Portfolio as a percentage of its average daily net assets:

Golden Oak® Prime Obligation	0.075% on the first $500 million; and
Money Market Portfolio	0.02% on assets over $500 million.

PORTFOLIO MANAGERS

James A. Nawrocki serves as Vice President and Trust Officer of CB Wealth Management, NA. He has managed the Golden Oak® Intermediate-Term Income Portfolio and its corresponding Former Portfolio since October 1999. In addition, Mr. Nawrocki assumed sole responsibility for management of the Golden Oak® Michigan Tax Free Bond Portfolio in October 2002, and prior thereto he was part of the management team of that Portfolio and its corresponding former portfolio. From June 1998 to October 1999, Mr. Nawrocki served as a financial consultant at First of Michigan Corporation. For the 12 years prior to June 1998, Mr. Nawrocki managed fixed income portfolios for The Dow Chemical Company including defined benefit and defined contribution pension plan portfolios as well as domestic and off-shore P&C insurance company assets.

     David Pavan, CFA is the lead manager overseeing a team of 9 people for the Golden Oak® Growth Portfolio and its corresponding former portfolio since 1999. He is primarily responsible for portfolio management and research for Nicholas-Applegate’s Large Cap U.S. Systematic Growth portfolio. Prior to joining Nicholas-Applegate in 1999, he was a vice president and quantitative equity analyst with Putnam Investments and a partner and portfolio manager with Genus Capital Management, Inc. from 1998 to 1999. David completed his studies in 1997 and earned his M.S. in computational finance from Carnegie Mellon University, his M.B.A. in finance from Queen’s University and his B.Math from the University of Waterloo.

     Gyanendra Kumar Joshi serves as Chief Investment Officer and Senior Managing Director of Systematic. He has co-managed the Golden Oak® Value Portfolio, Golden Oak® Small Cap Value Portfolio and their corresponding former portfolios since June 1997. Prior to joining Systematic, Mr. Joshi served as Managing Director of Mitchell Hutchins Institutional Investors.

     Kevin McCreesh, CFA serves as Managing Director and Senior Portfolio Manager of Systematic. Mr. McCreesh has co-managed the Golden Oak® Value Portfolio and its corresponding former portfolio since June 1997. He has been part of the investment team with Mr. Joshi since 1990 at Systematic and prior thereto at Mitchell Hutchins Institutional Investors.

     Kenneth W. Burgess, CFA serves as Managing Director and Portfolio Manager of Systematic. He specializes in cash flow analysis and devotes his efforts solely to the portfolio management and analysis of small cap equities. Mr. Burgess has co-managed the Golden Oak® Small Cap Value Portfolio and its corresponding former portfolio since June 1997. He has been a portfolio manager at Systematic since 1993.

     The Golden Oak® International Equity Portfolio and its corresponding former portfolio has been managed by a team of investment professionals at BIL, led by Will Low and Ken Anderson since inception. Mr. Low is a Director and serves as the co-head of the international equity team. Mr. Low is also a member of the Emerging Markets and Pacific Basin teams responsible for Asian equity research and portfolio management, and is a member of the Equity Investment Strategy Group. Prior to joining BIL in 1996, Mr. Low was an investment manager for Pacific Basin equities, including both emerging and developed markets for Dunedin Fund Managers Ltd.

     Mr. Anderson is a Director and serves as the co-head of the international equity team. Mr. Anderson is also a member of the European equity team responsible for European equity research and portfolio management, and is a member of the Equity Investment Strategy Group. Prior to joining BIL in 2000, Mr. Anderson was an investment director and the deputy head of the Scottish Widows Investment Management European equity team from 1988 to 2000. Mr. Anderson began his career as an equity analyst for Wood Mackenzie in 1987.

     Timothy E. Smith has served as the portfolio manager for the Golden Oak® Prime Obligation Money Market Portfolio and its

corresponding former portfolio since inception. He is a Vice President of Wellington. Mr. Smith is a fixed income portfolio manager specializing in the management of money market, enhanced cash and short-term fixed income portfolios. He manages accounts for the firm’s mutual fund and institutional clients and is Chairman of Wellington’s Money Market Strategy Group and a member of the Short Duration Strategy Group. He joined Wellington Management in 1992 as part of the Firm’s money market portfolio management group. Prior to joining Wellington, Mr. Smith spent 7 years with Fidelity Investments. Mr. Smith received both a BS (1985) and an MBA (1992) from Babson College.

PURCHASING, SELLING AND EXCHANGING PORTFOLIO SHARES

This section tells you how to purchase, sell (sometimes called “redeem”) and exchange Institutional Shares and Class A Shares of the Portfolios.

     The classes have different expenses and other characteristics.

Institutional Shares

•	No sales charge

•	No 12b-1 fees

•	$1,000,000 minimum initial investment

Class A Shares

•	Front-end sales charge

•	12b-1 fees

•	$1,000 minimum initial investment

For some investors the minimum initial investment may be lower.

     Institutional Shares are for financial institutions investing for their own or their customers’ accounts. For information on how to open an account and set up procedures for placing transactions call 1-800-545-6331.

     Class A Shares are for individual and institutional investors.

HOW TO PURCHASE PORTFOLIO SHARES

You may purchase shares directly by:

•	Mail (Class A only)

•	Telephone

•	Wire

•	Direct Deposit, or

•	Automated Clearing House (ACH).

To purchase shares directly from us, please call 1-800-545-6331. Unless you arrange to pay by wire or through direct deposit or ACH, write your check, payable in U.S. dollars, to “Golden Oak® Family of Funds” and include the name of the appropriate Portfolio(s) on the check. You cannot purchase Institutional Shares by check. A Portfolio cannot accept third-party checks, credit cards, credit card checks or cash.

     You may also buy shares through accounts with brokers and other institutions that are authorized to place trades in Portfolio shares for their customers. If you invest through an authorized institution, you will have to follow its procedures, which may be different from the procedures for investing directly. Your broker or institution may charge a fee for its services, in addition to the fees charged by the Portfolio. You will also generally have to address your correspondence or questions regarding a Portfolio to your institution.

GENERAL INFORMATION

You may purchase shares on any day that the New York Stock Exchange and, for the Golden Oak® Prime Obligation Money Market Portfolio, the Federal Reserve are open for business (a Business Day). You cannot purchase Shares by Federal Reserve Wire on days when either the New York Stock Exchange or the Federal Reserve is closed.

     A Portfolio reserves the right to refuse any purchase requests, particularly those that would not be in the best interests of the Portfolio or its shareholders and could adversely affect the Portfolio or its operations. This includes those from any individual or group who, in the Portfolios’ view, are likely to engage in excessive trading (usually defined as more than four transactions out of the

Portfolio within a calendar year).

     The price per share (the offering price) will be the net asset value per share (NAV) next determined after a Portfolio receives your purchase order plus, in the case of Class A Shares, the applicable front-end sales charge.

     Each Portfolio calculates its NAV once each Business Day at the regularly-scheduled close of normal trading on the New York Stock Exchange (normally, 4:00 p.m., Eastern time). So, for you to receive the current Business Day’s NAV, generally a Portfolio must receive your purchase order in proper form before 4:00 p.m., Eastern time. A Portfolio will not accept orders that request a particular day or price for the transaction or any other special conditions.

     The Golden Oak® Prime Obligation Money Market Portfolio also calculates its NAV once each Business Day at 2:00 p.m., Eastern time. So, for you to be eligible to receive dividends declared on the day you submit your purchase order, the Portfolio generally must receive your order before 2:00 p.m., Eastern time and receive payment in federal funds by the Federal Reserve wire system that day.

     The Golden Oak® International Equity Portfolio holds securities that are listed on foreign exchanges. These securities may trade on weekends or other days when the Portfolio does not calculate NAV. As a result, the market value of the Portfolio’s investments may change on days when you cannot purchase or sell Portfolio shares.

HOW WE CALCULATE NAV

NAV for one Portfolio share is the value of that share’s portion of the net assets of the Portfolio.

     In calculating NAV, a Portfolio generally values its investment portfolio at market price (except the Golden Oak® Prime Obligation Money Market Portfolio). If market prices are unavailable or a Portfolio thinks that they are unreliable, fair value prices may be determined in good faith using methods approved by the Trust’s Board of Trustees.

     In calculating NAV for the Golden Oak® Prime Obligation Money Market Portfolio, we generally value the Portfolio’s investment portfolio using the amortized cost valuation method, which is described in detail in our Statement of Additional Information. If this method is determined to be unreliable during certain market conditions or for other reasons, the Portfolio may value its securities at market price or fair value prices may be determined in good faith using methods approved by the Board of Trustees.

MINIMUM PURCHASES

To purchase shares for the first time, you must invest in any Portfolio at least:

Class	Dollar Amount
Institutional Shares:	$1,000,000
Class A Shares:	$1,000 ($500 minimum for an IRA)

Your subsequent investments in Class A Shares of any Portfolio must be made in amounts of at least $50. There is no minimum for subsequent investments in Institutional Shares.

     A Portfolio may accept investments of smaller amounts for any class of shares at its discretion.

Systematic Investment Plan (Class A only)

If you have a checking or savings account, you may purchase Class A Shares automatically through regular deductions from your account. Once your account has been opened, you may begin regularly scheduled investments of at least $50 a month. Purchases of Class A Shares made through the Systematic Investment Plan are subject to the applicable sales charge.

SALES CHARGES

Front-End Sales Charges—Class A Shares

The offering price of Class A Shares is the NAV next calculated after a Portfolio receives your request, plus the front-end sales charge.

     The amount of any front-end sales charge included in your offering price varies, depending on the amount of your investment:

		Your Sales
		Charge as a	Your Sales Charge
		Percentage of	as a Percentage of
	If Your Investment is:	Offering Price	Your Net Investment
Golden Oak® Growth Portfolio	Less than $50,000	5.75%	6.10%
Golden Oak® Value Portfolio	$50,000 but less than $100,000	4.50%	4.71%
Golden Oak® Small Cap Value Portfolio	$100,000 but less than $250,000	3.50%	3.63%
Golden Oak® International Equity Portfolio	$250,000 but less than $500,000	2.60%	2.67%
	$500,000 but less than $1,000,000	2.00%	2.04%
	$1,000,000 and over	0.00%	0.00%
Golden Oak® Intermediate-Term Income Portfolio	Less than $100,000	4.50%	4.71%
Golden Oak® Michigan Tax Free Bond Portfolio	$100,000 but less than $250,000	3.50%	3.63%
	$250,000 but less than $500,000	2.60%	2.67%
	$500,000 but less than $1,000,000	2.00%	2.04%
	$1,000,000 and over	0.00%	0.00%

There is no sales charge imposed on shares of the Golden Oak® Prime Obligation Money Market Portfolio.

Waiver of Front-End Sales Charge—Class A Shares

No sales charge is imposed on shares of a Portfolio:

•	issued in plans of reorganization, such as mergers involving the Portfolios;

•	sold to dealers or brokers that have a sales agreement with the Distributor, for their own account or for retirement plans for their employees or sold to employees (and their spouses) of dealers or brokers that certify to the Distributor at the time of purchase that such purchase is for their own account (or for the benefit of such employees’ minor children);

•	purchased in aggregate amounts of $1 million or more by tax exempt organizations enumerated in Section 501(c) of the Code or employee benefit plans created under Sections 401 or 457 of the Code;

•	sold to Trustees and Officers of Golden Oak® Family of Funds and employees of the Adviser and its affiliates;

•	sold to agency, custody and fiduciary accounts of the Adviser and its affiliates; or

•	purchased in connection with any asset allocation plan established by the Adviser.

Reduced Sales Charges—Class A Shares

Rights of Accumulation. In calculating the appropriate sales charge rate, this right allows you to add the value of the Class A Shares of any Portfolio (other than the Prime Obligation Money Market Portfolio) you already own to the amount that you are currently purchasing. The Portfolio will combine the value of your current purchases with the current value of any such Class A Shares you purchased previously for (i) your account, (ii) your spouse’s account, (iii) a joint account with your spouse, or (iv) your minor children’s trust or custodial accounts. A fiduciary purchasing shares for the same fiduciary account, trust or estate may also use this right of accumulation. The Portfolio will only consider the value of Class A Shares purchased previously that were sold subject to a sales charge. To be entitled to a reduced sales charge based on shares already owned, you must ask us for the reduction at the time of purchase. You must provide the Portfolio with your account number(s) and, if applicable, the account numbers for your spouse and/or children (and provide the children’s ages). The Portfolio may amend or terminate this right of accumulation at any time.

     Letter of Intent. You may purchase Class A Shares at the sales charge rate applicable to the total amount of the purchases you intend to make over a 13-month period. In other words, a Letter of Intent allows you to purchase Class A Shares of one or more Portfolios (other than Golden Oak® Prime Obligation Money Market Portfolio) over a 13-month period and receive the same sales charge as if you had purchased all the shares at the same time. The Portfolio will only consider the value of Class A Shares sold subject to a sales charge. As a result, Class A Shares purchased with dividends or distributions will not be included in the calculation. To be entitled to a reduced sales charge based on shares you intend to purchase over the 13-month period, you must send the Portfolio a Letter of Intent. In calculating the total amount of purchases you may include in your letter purchases made up to 90 days before the date of the Letter. The 13-month period begins on the date of the first purchase, including those purchases made in the 90-day period before the date of the Letter. Please note that the purchase price of these prior purchases will not be adjusted.

     You are not legally bound by the terms of your Letter of Intent to purchase the amount of your shares stated in the Letter. The Letter does, however, authorize the Portfolio to hold in escrow 5.0% of the total amount you intend to purchase. If you do not complete the total intended purchase at the end of the 13-month period, the Portfolio’s transfer agent will redeem the necessary portion of the escrowed shares to make up the difference between the reduced rate sales charge (based on the amount you intended to purchase) and the sales charge that would normally apply (based on the actual amount you purchased).

     Combined Purchase/Quantity Discount Privilege. When calculating the appropriate sales charge rate, the Portfolio will combine same day purchases of Class A Shares of one or more Portfolios (that are subject to a sales charge) made by you, your spouse and your minor children (under age 21). This combination also applies to Class A Shares you purchase with a Letter of Intent.

General Information About Sales Charges

     Your securities dealer is paid a commission when you buy your shares and is paid a servicing fee as long as you hold your shares. Your securities dealer or servicing agent may receive different levels of compensation depending on which Class of shares you buy.

     From time to time, some financial institutions, including brokerage firms affiliated with the Adviser, may be re-allowed up to the entire sales charge.

     The Portfolio’s Distributor, Edgewood Services, Inc., markets the Shares described in this prospectus to individuals, directly or through investment professionals. The Michigan Tax Free Bond Portfolio may not be a suitable investment for retirement plans or for non-Michigan taxpayers because it invests in Michigan municipal securities.

     When the Distributor receives marketing fees and sales charges, it may pay some or all of them to investment professionals. The Distributor and its affiliates may pay out of their assets other amounts (including items of material value) to investment professionals for marketing and servicing Shares. The Distributor is a subsidiary of Federated Investors, Inc. (Federated).

HOW TO SELL YOUR PORTFOLIO SHARES

INSTITUTIONAL SHARES

Holders of Institutional Shares may sell shares by following the procedures established when they opened their account or accounts. If you have questions, call 1-800-545-6331.

CLASS A SHARES

You should redeem Class A Shares:

•	through an investment professional if you purchased shares through an investment professional; or

•	directly from the Trust if you purchased shares directly from the Trust.

Through An Investment Professional

Submit your redemption request to your investment professional by the end of regular trading on the NYSE (normally 4:00 p.m. Eastern time). The redemption amount you will receive is based upon the next calculated NAV after the Fund receives the order from your investment professional.

     With respect to the Golden Oak® Prime Obligation Money Market Portfolio, if you submit your redemption request to your investment professional by 2:00 p.m., Eastern time, you may request that your redemption proceeds be wired that day, but you will not receive that day’s dividends. However, investment professionals are responsible for promptly submitting redemption requests and providing proper written redemption instructions to the Trust as outlined below.

DIRECTLY FROM THE TRUST

By Telephone

You may redeem Shares by simply calling the Trust at 1-800-545-6331. If you call before the end of regular trading on the NYSE (normally 4:00 p.m. Eastern time) you will receive a redemption amount based on that day’s NAV.

     With respect to the Golden Oak® Prime Obligation Money Market Portfolio, if you call before 2:00 p.m., Eastern time, your redemption can be wired to you the same day, but you will not receive that day’s dividend. If you call after 2:00 p.m., Eastern time, your redemption will be wired to you the following business day, but you will receive that day’s dividend.

By Mail

You may redeem shares by mailing a written request to the Trust. You will receive a redemption amount based on the next calculated NAV after the Trust receives your written request in proper form. Your redemption request will be processed on the day the Trust receives your written request in proper form. Dividends are paid up to and including the day that a redemption request is processed.

Send requests by mail to:

   Golden Oak® Funds
   c/o Federated Shareholder Services Company
   P.O. Box 8612
   Boston, MA 02266-8600

Send requests by private courier or overnight delivery service to:

   Federated Shareholder Services Company
   1099 Hingham Street
   Rockland, MA 02370-3317

All requests must include:

•	Portfolio Name and Share Class, account number and account registration;

•	amount to be redeemed; and

•	signatures of all shareholders exactly as registered.

Call your investment professional or the Trust if you need special instructions.

Signature Guarantees

Signatures must be guaranteed if:

•	your redemption will be sent to an address other than the address of record;

•	your redemption will be sent to an address of record that was changed within the last 30 days; or

•	a redemption is payable to someone other than the shareholder(s) of record.

A signature guarantee is designed to protect your account from fraud. Obtain a signature guarantee from a bank or trust company, savings association, credit union or broker, dealer, or securities exchange member. A notary public cannot provide a signature guarantee.

Systematic Withdrawal Plan (Class A only)

If you have at least $10,000 in your account, you may use the systematic withdrawal plan. Under the plan you may arrange monthly, quarterly, semi-annual or annual automatic withdrawals of at least $50 from any Portfolio. The proceeds of each withdrawal will be mailed to you by check or, if you have a checking or savings account with a bank, electronically transferred to your account.

Check Writing Service (Golden Oak® Prime Obligation Money Market Portfolio—Class A Shares Only)

If you own Class A Shares of the Golden Oak® Prime Obligation Money Market Portfolio you may redeem shares by writing checks on your account. Once you have signed and returned a signature card, you will receive a supply of checks. The check may be made payable to any person, and your account will continue to earn dividends until the check clears. These checks are free, but your account may be charged a fee (currently $15) for stopping payment of a check upon your request, or if the check cannot be honored because of insufficient funds or other valid reasons.

     Because of the difficulty of determining in advance the exact value of your Portfolio account, you may not use a check to close your account.

Receiving Your Money

     Normally, we will send your sale proceeds within 7 days after we receive your request. Your proceeds can be wired to your bank account (subject to a $10 fee) or sent to you by check. If you recently purchased your shares by check or through ACH, redemption proceeds may not be available until your check has cleared (which may take up to 15 days from your date of purchase).

Redemptions in Kind

We generally pay sale (redemption) proceeds in cash. However, under unusual conditions that make the payment of cash unwise (and for the protection of the Portfolio’s remaining shareholders) we might pay all or part of your redemption proceeds in liquid securities with a market value equal to the redemption price (redemption in kind). It is highly unlikely that your shares would ever be redeemed in kind, but if they were you would probably have to pay transaction costs to sell the securities distributed to you, as well as taxes on any capital gains from the sale as with any redemption.

Involuntary Redemptions of Your Shares
(Class A Shares Only)

If your account balance drops below the required minimum balance of $1,000 because of redemptions, the Portfolio may redeem your Class A Shares. Generally, a Portfolio will give you at least 60 days’ written notice to give you time to add to your account and avoid the involuntary redemption of your shares.

Suspension of Your Right to Sell Your Shares

A Portfolio may suspend your right to sell your shares during times when trading on the NYSE is restricted or halted or otherwise as permitted by the SEC. More information about this is in our Statement of Additional Information.

HOW TO EXCHANGE YOUR PORTFOLIO SHARES

You may exchange your shares on any Business Day by contacting us directly by mail or telephone.

     You may also exchange shares through your financial institution by mail or telephone.

     If you recently purchased shares by check or through ACH, you may not be able to exchange your shares until your check has cleared (which may take up to 15 days from your date of purchase). This exchange privilege may be changed or canceled at any time upon 60 days’ notice.

     When you exchange shares, you are really selling your shares and buying other Portfolio shares. So, your sale price and purchase price will be based on the NAV next calculated after the Portfolio receives your exchange request.

     The Portfolio may modify or terminate the exchange privilege at any time. The Portfolios’ management or investment Adviser may determine from the amount, frequency and pattern of exchanges that a shareholder is engaged in excessive trading that is detrimental to a Portfolio and other shareholders. If this occurs, a Portfolio may terminate the availability of exchanges to that shareholder and may bar that shareholder from purchasing other Portfolios.

Class A Shares

You may exchange Class A Shares of any Portfolio for Class A Shares of any other Portfolio. If you exchange shares that you purchased without a sales charge or with a lower sales charge into a Portfolio with a sales charge or with a higher sales charge, the exchange is subject to an incremental sales charge (e.g., the difference between the lower and higher applicable sales charges). If you exchange shares into a Portfolio with the same, lower or no sales charge, then there is no incremental sales charge for the exchange. If you paid a sales charge once on shares (including shares acquired through reinvestment of dividends and capital gains) you will not have to pay a full sales charge again upon exchange into a Portfolio with a sales charge. This is true even if you exchange out of a Portfolio with a sales charge, then into a Portfolio without a sales charge and back into a Portfolio with a sales charge. However, you will have to pay an incremental sales charge if the initial shares you purchased were subject to a lower sales charge than the shares you purchase in the exchange.

Automatic Exchange of Your Shares

If your account balance for Institutional Shares drops below $1,000,000 because of redemptions, your shares may be exchanged for Class A Shares. You will not be charged the applicable Class A sales charge for such an exchange. A Portfolio will always give you at least 30 days’ written notice to give you time to add to your account to avoid the exchange of your shares.

Telephone Transactions

Purchasing, selling and exchanging Portfolio shares over the telephone is extremely convenient, but not without risk. Although the Portfolio has certain safeguards and procedures to confirm the identity of callers and the authenticity of instructions, the Portfolio is not responsible for any losses or costs incurred by following telephone instructions we reasonably believe to be genuine. If you or your financial institution transact with the Portfolio over the telephone, you will generally bear the risk of any loss.

DISTRIBUTION OF PORTFOLIO SHARES

Each Portfolio has adopted a distribution plan that allows the Portfolio to pay distribution and service fees for the sale and distribution of Class A Shares and for services provided to Class A shareholders. Because these fees are paid out of a Portfolio’s assets continuously, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

     Distribution fees, as a percentage of average daily net assets are, 0.25% for Class A Shares.

DIVIDENDS AND DISTRIBUTIONS

Each Portfolio declares and pays its net investment income as follows:

	Declares	Pays
Golden Oak® Growth Portfolio	Quarterly	Quarterly
Golden Oak® Value Portfolio	Quarterly	Quarterly
Golden Oak® Small Cap Value Portfolio	Quarterly	Quarterly
Golden Oak® International Equity Portfolio	Annually	Annually
Golden Oak® Intermediate-Term Income Portfolio	Daily	Monthly
Golden Oak® Michigan Tax Free Bond Portfolio	Daily	Monthly
Golden Oak® Prime Obligation Money Market Portfolio	Daily	Monthly

Each Portfolio makes distributions of its net realized capital gains, if any, at least annually. If you own Portfolio shares on a Portfolio’s record date, you will be entitled to receive the distribution.

     You will receive dividends and distributions in the form of additional Portfolio shares unless you elect to receive payment in cash. To elect cash payment, you must notify the Portfolio in writing prior to the date of the distribution. Your election will be effective for dividends and distributions paid after the Portfolio receives your written notice. To cancel your election, simply send the Portfolio written notice.

TAXES

Please consult your tax advisor regarding your specific questions about federal, state and local income taxes. Below we have summarized some important tax issues that affect the Portfolios and their shareholders. This summary is based on current tax laws, which may change.

     Each Portfolio will distribute substantially all of its net investment income and its net realized capital gains, if any. The dividends and distributions you receive may be subject to federal, state and local taxation, depending upon your tax situation. Income distributions are generally taxable at ordinary income tax rates. Capital gains distributions are generally taxable at the rates applicable to long-term capital gains. Each sale or exchange of Portfolio shares may be a taxable event.

     The Golden Oak® Michigan Tax Free Bond Portfolio intends to distribute income that is exempt from both federal taxes and Michigan state taxes. The Portfolio may invest a portion of its assets in securities that generate taxable income for federal or state income taxes. Any capital gains distributed by the Portfolio may be taxable.

     The Golden Oak® International Equity Portfolio may be able to pass along a tax credit for foreign income taxes it pays. The Portfolio will notify you if it gives you the credit.

     More information about taxes is in the Statement of Additional Information.

     FINANCIAL HIGHLIGHTS

The tables that follow present performance information about Institutional Shares and Class A Shares of each Portfolio. This information is intended to help you understand each Portfolio’s financial performance for the past five years, or, if shorter, the period of the Portfolio’s operations. Some of this information reflects financial information for a single Portfolio share. The total returns in the tables represent the rate that you would have earned (or lost) on an investment in a Portfolio, assuming you reinvested all of your dividends and distributions. This information has been audited by PricewaterhouseCoopers LLP, independent public accountants to the portfolios prior to their reorganization on August 26, 2002, and Ernst & Young LLP, independent public accountants to the portfolios following the August 26, 2002 reorganization. Their report, along with each Portfolio’s financial statements, appears in the annual report that accompanies our Statement of Additional Information. You can obtain the annual report, which contains more performance information, at no charge by calling 1-800-545-6331.

GOLDEN OAK® FAMILY OF FUNDS
FINANCIAL HIGHLIGHTS

(For a Share Outstanding Throughout Each Period.)

			Net Realized			Distributions
			and Unrealized			from Net
	Net Asset	Net	Gain (Loss) on		Distributions	Realized Gain on
	Value,	Investment	Investments and	Total from	from Net	Investments and
Year Ended	beginning	Income	Foreign Currency	Investment	Investment	Foreign Currency	Total
January 31,	of period	(Loss)	Transactions	Operations	Income	Transactions	Distributions
Growth Portfolio-Institutional Shares
2000	$16.16	(0.03)	4.75	4.72	—	(3.03)	(3.03)
2001	$17.85	(0.01)	(1.83)	(1.84)	—	(3.02)	(3.02)
2002	$12.99	—	(4.05)	(4.05)	—	(0.23)	(0.23)
2003[3]	$8.71	(0.02)	(2.36)	(2.38)	—	—	—
2004	$6.33	(0.01)[4]	2.11	2.10	—	—	—
Growth Portfolio-Class A Shares
2000	$15.89	(0.06)	4.63	4.57	—	(3.03)	(3.03)
2001	$17.43	(0.03)	(1.80)	(1.83)	—	(3.02)	(3.02)
2002	$12.58	—	(3.95)	(3.95)	—	(0.23)	(0.23)
2003[3]	$8.40	(0.04)	(2.27)	(2.31)	—	—	—
2004	$6.09	(0.03)[4]	2.03	2.00	—	—	—
Value Portfolio-Institutional Shares
2000	$9.17	0.03	0.78	0.81	(0.03)	(0.50)	(0.53)
2001	$9.45	0.07	0.77	0.84	(0.07)	(0.71)	(0.78)
2002	$9.51	0.05	(1.41)	(1.36)	(0.05)	(0.30)	(0.35)
2003[3]	$7.80	0.04	(1.40)	(1.36)	(0.04)	—	(0.04)
2004	$6.40	0.07	2.26	2.33	(0.07)	—	(0.07)
Value Portfolio-Class A Shares
2000	$9.14	0.01	0.77	0.78	(0.01)	(0.50)	(0.51)
2001	$9.41	0.05	0.77	0.82	(0.05)	(0.71)	(0.76)
2002	$9.47	0.03	(1.41)	(1.38)	(0.03)	(0.30)	(0.33)
2003[3]	$7.76	0.02	(1.39)	(1.37)	(0.02)	—	(0.02)
2004	$6.37	0.06	2.23	2.29	(0.05)	—	(0.05)
Small Cap Value Portfolio-Institutional Shares
2000[7]	$10.00	0.03	(0.46)	(0.43)	(0.03)	—	(0.03)
2001	$9.54	0.07	3.58	3.65	(0.07)	(0.74)	(0.81)
2002	$12.38	0.05	1.66	1.71	(0.06)	(2.15)	(2.21)
2003[3]	$11.88	0.01	(1.64)	(1.63)	(0.01)	(1.94)	(1.95)
2004	$8.30	0.00 [4,9]	3.96	3.96	(0.01)	(0.25)	(0.26)
Small Cap Value Portfolio-Class A Shares
2000[7]	$10.00	0.03	(0.47)	(0.44)	(0.02)	—	(0.02)
2001	$9.54	0.04	3.58	3.62	(0.05)	(0.74)	(0.79)
2002	$12.37	0.02	1.66	1.68	(0.03)	(2.15)	(2.18)
2003[3]	$11.87	(0.01)	(1.65)	(1.66)	(0.00)[9]	(1.94)	(1.94)
2004	$8.27	(0.03)[4]	3.95	3.92	—	(0.25)	(0.25)
International Equity Portfolio-Institutional Shares
2001[10]	$10.00	—	(1.07)	(1.07)	(0.06)	—	(0.06)
2002	$8.87	(0.02)	(2.18)	(2.20)	(0.01)	—	(0.01)
2003[3]	$6.66	(0.00)[9]	(1.05)	(1.05)	(0.01)	—	(0.01)
2004	$5.60	0.03 [4]	2.28	2.31	(0.03)	—	(0.03)

(1)	Based on net asset value, which does not reflect the sales charge or contingent deferred sales charge, if applicable.

(2)	This voluntary expense decrease is reflected in both the expense and net investment income ratios shown above.

(3)	Beginning with the year ended January 31, 2003, the Fund was audited by Ernst & Young LLP. The previous years were audited by other auditors.

(4)	Based on average shares outstanding.

(5)	The expense ratios are calculated without reduction for fees paid indirectly for directed brokerage arrangements. The expense ratios are 1.10% and 1.35%, respectively, after taking into account these expense reductions.

(6)	Represents less than 0.01%.

(7)	Reflects operations for the period from September 1, 1999 (date of initial public investment) to January 31, 2000.

(8)	Computed on an annualized basis.

(9)	Represents less than $0.01.

(10)	Reflects operations for the period from July 10, 2000 (date of initial public investment) to January 31, 2001.

GOLDEN OAK® FAMILY OF FUNDS